EXHIBIT C


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                      Consolidated Financial Statements of

                                PIZZA DONINI INC.

                     Years ended May 31, 2000, 1999 and 1998

AUDITORS' REPORT

To the Board of Directors

We have audited the consolidated balance sheets of Pizza Donini Inc. as at May 31, 2000 and 1999 and the consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended May~31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended May 31, 2000, in accordance with United States generally accepted accounting principles.

Chartered Accountants

Montreal, Canada

August 25, 2000, except as to note 17 (a), which is as of November 20, 2000, and note 17 (b), which is as of January 29, 2001

PIZZA DONINI INC.
Consolidated Financial Statements

Years ended May 31, 2000, 1999 and 1998


FINANCIAL STATEMENTS

     Consolidated Balance Sheets............................................   1

     Consolidated Statements of Operations..................................   3

     Consolidated Statements of Deficit.....................................   4

     Consolidated Statements of Cash Flows..................................   5

     Notes to Consolidated Financial Statements.............................   6

PIZZA DONINI INC.
Consolidated Balance Sheets

May 31, 2000 and 1999
(expressed in Canadian dollars)

================================================================================
                                                               2000       1999
--------------------------------------------------------------------------------

Assets

Current assets:
     Accounts receivable, less allowance for doubtful
       accounts of $88,845; 1999 - $148,461 (note 3)         $ 57,585   $ 36,898
     Income taxes receivable                                    1,974     11,247
     Current portion of balance of sales receivable (note 4)   83,380     88,086
     Inventories                                               20,695     16,755
     Prepaid expenses                                          30,046     22,736
     Assets held for resale                                    64,452     72,500
     ---------------------------------------------------------------------------
     Total current assets                                     258,132    248,222

Balance of sales receivable (note 4)                          242,971    127,687

Fixed assets (note 5)                                         361,175    378,966



--------------------------------------------------------------------------------
                                                             $862,278   $754,875
================================================================================


=============================================================================================================
                                                                                      2000           1999
-------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Deficit

Current liabilities:
     Bank indebtedness (note 6)                                                    $    74,187    $    55,275
     Accounts payable and accrued liabilities (note 7)                                 933,460        684,671
     Due to an employee, non-interest bearing and unsecured                             39,750         49,400
     Loan payable (note 8)                                                              15,000         20,000
     Current portion of long-term debt (note 9)                                        205,614         70,216
     Current portion of obligation under capital lease (note 10)                         5,766          5,320
     --------------------------------------------------------------------------------------------------------
     Total current liabilities                                                       1,273,777        884,882

Long-term debt, including $1,203,026 (1999 - $1,131,740)
   due to shareholders and related parties (note 9)                                  1,458,518      1,364,793

Obligations under capital lease (note 10)                                                   --          7,480

Shareholders' deficit:
     Share capital:
         Preferred shares:
              Unlimited number of Class A, B and C non-voting shares authorized;
                no shares issued or outstanding

         Common shares:
              Class A - 1,000 voting, participating, without nominal or par value shares authorized; 1,000 shares issued
                and outstanding                                                          1,000          1,000
              Class B - 1,000 non-voting, participating, without nominal or par value shares authorized; 275 shares issued and
                outstanding                                                          1,290,017      1,290,017
     --------------------------------------------------------------------------------------------------------
                                                                                     1,291,017      1,291,017
     Deficit                                                                        (3,161,034)    (2,793,297)
     --------------------------------------------------------------------------------------------------------
     Total shareholders' deficit                                                    (1,870,017)    (1,502,280)

Commitments (note 14)
Contingent liabilities (note 15)

-------------------------------------------------------------------------------------------------------------
                                                                                   $   862,278    $   754,875
=============================================================================================================

See accompanying notes to consolidated financial statements.


PIZZA DONINI INC.
Consolidated Statements of Operations

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

=====================================================================================
                                                2000           1999           1998
-------------------------------------------------------------------------------------
Revenues:
     Sales                                  $   849,957    $   732,247    $   800,046
     Royalties and other related revenues       764,626        911,059        936,349
     Order processing fees                      339,586        422,619        494,761
     Initial franchise fees                      75,500         55,000        155,458
     Interest income                             18,508         14,871         19,504
     --------------------------------------------------------------------------------
                                              2,048,177      2,135,796      2,406,118

Cost of goods sold                              539,711        490,613        522,876
Cost of supplies to franchises                  131,911             --             --
-------------------------------------------------------------------------------------
                                                671,622        490,613        522,876

-------------------------------------------------------------------------------------
                                              1,376,555      1,645,183      1,883,242

Expenses:
     Advertising and promotion                  444,352        411,911        497,890
     Salaries                                   251,997        313,270        363,204
     General and administration (note 11)       808,333        847,483      1,027,034
     Interest expense                           184,011        138,488        161,615
     Depreciation                                55,599         61,971         69,329
     --------------------------------------------------------------------------------
                                              1,744,292      1,773,123      2,119,072

-------------------------------------------------------------------------------------
Loss before income taxes                       (367,737)      (127,940)      (235,830)

Income tax recovery (note 12)                        --         11,247          6,526

-------------------------------------------------------------------------------------
Net loss                                    $  (367,737)   $  (116,693)   $  (229,304)
=====================================================================================

Loss per share (note 2 (h)):

       Basic                                $   (288.42)   $    (91.52)   $   (179.85)
=====================================================================================


See accompanying notes to consolidated financial statements.

PIZZA DONINI INC.
Consolidated Statements of Deficit

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

======================================================================
                                 2000           1999           1998
----------------------------------------------------------------------

Deficit, beginning of year   $(2,793,297)   $(2,676,604)   $(2,447,300)

Net loss                        (367,737)      (116,693)      (229,304)

----------------------------------------------------------------------
Deficit, end of year         $(3,161,034)   $(2,793,297)   $(2,676,604)
======================================================================


See accompanying notes to consolidated financial statements.

PIZZA DONINI INC.
Consolidated Statements of Cash Flows

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

========================================================================================================
                                                                          2000         1999         1998
--------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net loss                                                        $(367,737)   $(116,693)   $(229,304)
     Adjustments for:
         Depreciation                                                   55,599       61,971       69,329
         Gain on disposal of fixed assets                                   --           --         (323)
         Net increase (decrease) in allowance
           for doubtful accounts                                       (59,616)      80,875      (60,385)
         Balance of sales receivable written off                        32,133      159,358      178,057
     Net change in operating working capital items:
         Accounts receivable                                            38,929      (19,502)     189,541
         Income taxes receivable                                         9,273       (4,721)      10,676
         Inventories                                                    (3,940)      (1,563)       6,670
         Prepaid expenses                                               (7,310)      15,029      (15,567)
         Accounts payable and accrued liabilities                      248,789       22,977      139,907
     ---------------------------------------------------------------------------------------------------
                                                                       (53,880)     197,731      288,601

Cash flows from financing activities:
     Bank indebtedness                                                  18,912      (69,517)      27,498
     Proceeds from due to employee                                          --       49,400           --
     Repayment of due to employee                                       (9,650)          --           --
     Proceeds from loan payable                                             --           --       20,000
     Repayment of loan payable                                          (5,000)          --      (11,247)
     Proceeds from long-term debt                                      297,488      174,252       98,164
     Repayment of long-term debt                                       (68,365)    (297,597)    (205,779)
     Repayment of obligations under capital lease                       (7,034)          --           --
     ---------------------------------------------------------------------------------------------------
                                                                       226,351     (143,462)     (71,364)

Cash flows from investing activities:
     Increase in balance of sales receivable                          (225,000)    (130,000)    (167,500)
     Repayment of balance of sales receivable                           82,289       68,920       31,277
     Disposition of fixed assets                                            --           --        4,000
     Acquisition of fixed assets                                       (37,808)      (8,724)     (34,729)
     Assets held for resale                                              8,048         (465)     (34,285)
     ---------------------------------------------------------------------------------------------------
                                                                      (172,471)     (70,269)    (201,237)

--------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and
   cash equivalents                                                         --      (16,000)      16,000

Cash and cash equivalents, beginning of year                                --       16,000           --

--------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                               $      --    $      --    $  16,000
========================================================================================================

Supplemental cash flow information: Cash paid during the year for:

         Interest                                                    $  52,798    $  28,701    $  27,650
         Acquisition of fixed assets under
           a capital lease                                                  --       12,800           --

========================================================================================================

See accompanying notes to consolidated financial statements.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================


     Pizza Donini Inc. was incorporated under the Canada Business Corporations Act and is the master franchisor, food and supply distributor and operator of a call center for home delivery order processing to a system of restaurants operating under the trade name "Pizza Donini" located in the Greater Montreal area, Quebec, Canada.

1.   LIQUIDITY:

     The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern and that assets and liabilities have been recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business. However, the accompanying financial statements show that the Company has incurred significant operating losses, has a deficit in shareholders' equity and a working capital deficit at May 31, 2000.

     On February 14, 2000, the Company entered into a consulting agreement with a third party ("Consultant") to provide financial resources, search and consulting services, corporate management consulting activities and marketing and promotion activities. Under the first part of this agreement the Consultant has undertaken to raise a minimum of US$2,000,000 in financing over a two-year period and assist in bringing the Company public on a United States stock exchange via a reverse take-over of an existing public shell company. The first US$500,000 was arranged directly by the Consultant and will be provided by a third party and represented by a convertible subordinated debenture of the Company. Through August 15, 2000, the Company has received US$450,000.

     See note 17 (b) for additional information.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Principles of consolidation:

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

     (b) Inventories:

         Inventories, which consist mainly of food and packaging materials, are stated at the lower of cost, applied on a first in, first out basis, and replacement cost.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (c) Fixed assets:

         Fixed assets are recorded at cost. Depreciation is provided using the following methods and annual rates:

         =======================================================================
         Asset                                       Basis           Rate/period
         -----------------------------------------------------------------------

         Furniture and equipment         Declining balance            10% to 20%
         Digital telephone system        Declining balance                   20%
         Computer equipment              Declining balance            20% to 30%
         Computer software                   Straight-line            20% to 33%
         Leasehold improvements              Straight line     Term of the lease
         Equipment under capital lease       Straight-line     Term of the lease

         =======================================================================

     (d) Impairment of long-lived assets:

         All long-lived assets are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Estimated fair market value is generally measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

         The depreciation or amortization periods for long-lived assets to be held and used are periodically evaluated to determine whether events or circumstances have occurred that warrant revision.

     (e) Revenue recognition:

         Franchise agreements provide the terms of the arrangement between the Company and the franchisee. The franchise agreements require the franchisee to pay an initial, non-refundable fee. Royalties and advertising revenues are based on a percentage of the sales of the franchisees according to the terms of the franchise agreement. Order processing fees for the operation of the call center are also based on a percentage of the franchisees' sales. These revenues are recorded as earned, with an appropriate provision for estimated uncollectable amounts.

         Initial fees are recognized as revenue when the Company has substantially performed all initial services required by the franchise agreement, which is generally upon opening. Direct costs incurred to secure and perform the required services under the franchise agreement are charged to expense as incurred.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (e) Revenue recognition (continued):

         Refranchising gains include gains on sales of company-operated restaurants to new and existing franchisees and the related initial franchise fees. Gains on restaurant refranchisings are recognized when the sale transaction closes, the franchisee has a minimum amount of the purchase price in at-risk equity and the Company is satisfied that the franchisee can meet its financial obligations. Otherwise, refranchising gains are deferred until those criteria have been met.

         Sales of dough and sauces to the franchisees are recorded upon shipment.

     (f) Assets held for resale:

         Assets held for resale consist of franchise equipment purchased and are recorded at the lower of cost and net realizable value.

     (g) Balance of sales receivable:

         Balance of sales receivable represents amounts owing from franchise holders for the cost of a franchise and the related equipment included in each restaurant. Terms generally range up to five years with interest rates of 8% to 11%.

     (h) Earnings per share:

         Basic earnings per share is determined by dividing the weighted average number of Class A and Class B common shares outstanding during the period into net earnings (loss). The impact of the Company's convertible debentures was not included in the computation of earnings per share as it would be anti-dilutive. The number of Class B common shares excluded from the computation is 55 shares.

     (i) Advertising expenses:

         Costs of advertising are recorded as expenses when incurred.

     (j) Foreign currency translation:

         Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars using the exchange rates prevailing at the balance sheet date. Non-monetary items are translated at the rate of exchange prevailing at the date of the transaction.

         Translation gains or losses are included in net income.

     (k) Cash and cash equivalents:

         The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     (l) Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     (m) New pronouncements:

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement #133, "Accounting for Derivative Investments and Hedging Activities" ("FASB 133") effective for fiscal years beginning after June 15, 1999, which has been extended to June 15, 2000. FASB 133 establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. The adoption of this statement in 2001 is not expected to have a significant effect on the Company's financial statements.

3.   ACCOUNTS RECEIVABLE:

     Detailed below is a summary of activity in the allowance for doubtful accounts:

     =======================================================================

     Balance May 31, 1997                                          $ 127,971
     Bad debts expense                                                29,134
     Amounts written off                                             (89,519)
     -----------------------------------------------------------------------
     Balance May 31, 1998                                             67,586
     Bad debts expense                                               141,582
     Amounts written off                                             (60,707)
     -----------------------------------------------------------------------
     Balance May 31, 1999                                            148,461

     Bad debts expense                                                59,674
     Amounts written off                                            (119,290)

     -----------------------------------------------------------------------
     Balance May 31, 2000                                          $  88,845
     =======================================================================


PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

4.   BALANCE OF SALES RECEIVABLE:

     =================================================================================================
                                                                                       2000       1999
     -------------------------------------------------------------------------------------------------
     Balance of sale at 8%, receivable in monthly installments of $564 including interest commencing June 1998, due May 2001 and secured by a moveable
       hypothec                                                                    $  6,484   $ 13,423

     Balance of sale at 8%, receivable in weekly installments of $225 including interest commencing May 1998, due April, 2002 and secured
       by a moveable hypothec                                                        20,633     30,278

     Balance of sale at 9%, receivable in weekly installments of $526 including interest commencing September 1998, due August 2003 and
       secured by a moveable hypothec                                                78,409     97,554

     Balance of sale at 9%, receivable in weekly installments of $458 including interest commencing August 2000, due July 2004 and
       secured by a moveable hypothec                                                80,000         --

     Balance of sale at 9%, receivable in weekly installments of $572 including interest commencing June 2000, due May 2004 and secured
       by a moveable hypothec                                                       100,000         --

     Balance of sale at 8%, receivable in weekly installments of $210 including interest commencing November 1999, due October 2004 and
       secured by a moveable hypothec                                                40,825         --

     Balance of sale at 11%, receivable in monthly installments of $801 including interest due February 2001 and secured by a moveable
       hypothec                                                                          --     35,652

     Balance of sale at 8%, receivable in monthly installments of $187 including interest commencing April 1999, due March 2004 and
       secured by a moveable hypothec                                                    --     38,866
     -------------------------------------------------------------------------------------------------
                                                                                    326,351    215,773

     Less current portion                                                            83,380     88,086

     -------------------------------------------------------------------------------------------------
                                                                                   $242,971   $127,687
     =================================================================================================

     A moveable hypothec referred to above is security on tangible and intangible property, except real estate.

     Refranchising gains (losses) included in the statement of operations are $53,963 in 2000; $53,079 in 1999 and ($38,009) in 1998.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

5.   FIXED ASSETS:

     ========================================================================
                                                                         2000
     ------------------------------------------------------------------------

                                                   Accumulated       Net book
                                           Cost   depreciation          value
     ------------------------------------------------------------------------

     Furniture and equipment       $    362,285   $    139,242   $    223,043
     Digital telephone system            70,000         42,412         27,588
     Computer equipment                 147,113         76,887         70,226
     Computer software                   56,655         34,481         22,174
     Equipment under capital lease       14,000          1,750         12,250
     Leasehold improvements               8,878          2,984          5,894

     ------------------------------------------------------------------------
                                   $    658,931   $    297,756   $    361,175
     ========================================================================

     ========================================================================
                                                                         1999
     ------------------------------------------------------------------------

                                                   Accumulated       Net book
                                           Cost   depreciation          value
     ------------------------------------------------------------------------

     Furniture and equipment       $    342,341   $    112,586   $    229,755
     Digital telephone system            70,000         35,515         34,485
     Computer equipment                 129,248         63,482         65,766
     Computer software                   56,655         28,731         27,924
     Equipment under capital lease       14,000            350         13,650
     Leasehold improvements               8,877          1,491          7,386

     ------------------------------------------------------------------------
                                   $    621,121   $    242,155   $    378,966
     ========================================================================

6.   BANK INDEBTEDNESS:

     A subsidiary of the Company has a line of credit of $25,000 with a Canadian bank which is fully utilized at May 31, 2000 and May 31, 1999. Borrowings under the facility are at Canadian bank prime rate plus 3% and are secured by a moveable hypothec on the accounts receivable and inventory of the subsidiary, amounting to $33,223 and $20,695 respectively, at May 31, 2000 ($14,301 and $16,755 respectively, at May 31, 1999). The credit facility is subject to restrictions on the payment of dividends by the subsidiary and has an annual fee of $750 and a monthly monitoring fee of $50. As at May 31, 2000, the subsidiary has negative net assets.

     The effective interest rate on borrowings under the facility was 9.58% for 2000 (9.69% for 1999 and 8.65% for 1998).


PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

7.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     ==========================================================================================
                                                                                2000       1999
     ------------------------------------------------------------------------------------------
     Accounts payable - trade                                               $431,268   $351,044
     Accrued liabilities                                                     148,393     36,481
     Accrued payroll and related deductions                                  148,067     72,736
     Other trade payable (i)                                                  96,150     96,150
     Construction costs payable                                               59,777    101,427
     Sales tax payable                                                        49,805     20,833
     Deposits on franchises                                                       --      6,000

     ------------------------------------------------------------------------------------------
                                                                            $933,460   $684,671
     ==========================================================================================

     (i) The trade payable of $96,150 noted above is due to a supplier, is non-interest bearing, unsecured and is being repaid at the rate of $1,000 per week commencing October 3, 2000. As the amount is technically due on demand, it has been classified as a current liability.

8.   LOAN PAYABLE:

     ==========================================================================================
                                                                                2000       1999
     ------------------------------------------------------------------------------------------
     Demand  loan  payable  unsecured,  bearing  interest  at $200 per
       month ($250 in 1999) (effective interest rate of 16%; 15% in 1999)   $ 15,000   $ 20,000

     ==========================================================================================

9.   LONG-TERM DEBT:

     ==========================================================================================
                                                                                2000       1999
     ------------------------------------------------------------------------------------------

     Due to shareholders and related parties:

          Debentures issued to shareholders, bearing interest at 12.5%,
            due May 2002                                                    $450,000   $450,000

          Accrued interest on 12.5% debentures, without interest or
            repayment date                                                   393,750    347,015

     ------------------------------------------------------------------------------------------
     Balance carried forward                                                 843,750    797,015

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

9.   LONG-TERM DEBT (CONTINUED):

     ===============================================================================================
                                                                                   2000         1999
     -----------------------------------------------------------------------------------------------
     Balance brought forward                                                 $  843,750   $  797,015

     Due to shareholders and related parties (continued):

         Non-interest bearing loan due to a relative of a shareholder issued in
           June 1991, payable within one year of lender's demand or convertible into 25 Class "B" common shares at the option of
           the lender                                                           125,000      125,000

         Loan payable to a shareholder, without interest or repayment date       84,276       59,725

         Non-interest bearing loan due to a relative of a shareholder issued in
           June 1998, payable within one year of lender's demand or convertible into 30 Class "B" common shares at the option of
           the lender                                                           150,000      150,000
     -----------------------------------------------------------------------------------------------
                                                                              1,203,026    1,131,740
     Other:

         Small business bank loan at prime plus 3%, repayable in monthly principal installments of $2,083 due July 2005 and secured by a
           moveable hypothec on equipment                                       129,167      156,250

         Bank loan unsecured, bearing interest at a bank's prime rate plus 2%, repayable in monthly principal installments of $1,250, due
           March 2003                                                            82,223       75,726

         Convertible subordinated debenture, payable September 1, 2001
           (US $100,000) (i)                                                    149,250           --

         Loan  payable  unsecured,  bearing  interest at 12%,  repayable  in
           monthly installments of $1,053 including interest, due July 2001      24,011       28,724

         Term loan unsecured,  bearing  interest at prime plus 2%, repayable
           in monthly principal installments of $1,000, due November 2000         6,000       18,000

     -----------------------------------------------------------------------------------------------
     Balance carried forward                                                    390,651      278,700


PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

9.   LONG-TERM DEBT (CONTINUED):

     ================================================================================================
                                                                                    2000         1999
     ------------------------------------------------------------------------------------------------
     Balance brought forward                                                  $  390,651   $  278,700

     Other (continued):

         Loan payable, secured by equipment, in weekly payments of principal and interest of $2,875, bearing interest at 46.4%, due
           December 2000                                                          70,455           --

         Loan payable  bearing  interest at 13%,  repayable in  semi-monthly
           installments of $949 including interest, due April 1999                    --        8,311

         Loan payable in monthly installments of $2,140 including principal
           and interest at 11%, due July 1999                                         --       16,258
         --------------------------------------------------------------------------------------------
                                                                                 461,106      303,269

     ------------------------------------------------------------------------------------------------
     Total long-term debt                                                      1,664,132    1,435,009

     Less current portion                                                        205,614       70,216

     ------------------------------------------------------------------------------------------------
                                                                              $1,458,518   $1,364,793
     ================================================================================================

     (i) The debenture is convertible into 1,500,000 shares of the common stock to be received in connection with the acquisition of the majority of shares of a US public company referred to in note 1. Should the debenture not be converted, interest will be charged on an adjusted basis at an annual rate of 12%.

     (ii) Principal repayments of long-term debt due in the next five years as at May 31, 2000 shown below do not include debentures issued to shareholders and the accrued interest thereon, the non-interest bearing loans issued in June 1991 and June 1998 and the loan payable to shareholder, as all the creditors have agreed not to demand payment prior to June 1, 2001.

     ==========================================================================

         2001                                                     $     205,614
         2002                                                           176,325
         2003                                                            25,000
         2004                                                            25,000
         2005                                                            25,000
         Thereafter                                                       4,167

     ==========================================================================

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

9.   LONG-TERM DEBT (CONTINUED):

     (iii) The table below presents the activity for the two years ended May 31, 2000 of the non-interest bearing loans to related parties and a shareholder included in long-term debt:

     ==================================================================================
                                     Non-interest       Non-interest
                                     bearing loan       bearing loan       Non-interest
                                        issued in          issued in       bearing loan
                                        June 1991          June 1998   to a shareholder
     ----------------------------------------------------------------------------------

     Balance, June 1, 1998       $        125,000   $        150,000   $         99,719

     Increase in loan                          --                 --              6,606

     Repayments                                --                 --            (46,600)

     ----------------------------------------------------------------------------------
     Balance, May 31, 1999                125,000            150,000             59,725

     Increase in loan                          --                 --             24,551

     ----------------------------------------------------------------------------------
     Balance, May 31, 2000       $        125,000   $        150,000   $         84,276
     ==================================================================================

         The average balance of the non-interest bearing loan to a shareholder was $72,195 in 2000, $79,840 in 1999 and $99,719 in 1998.

10.  OBLIGATIONS UNDER CAPITAL LEASE:

     ==========================================================================================
                                                                                 2000      1999
     ------------------------------------------------------------------------------------------
     Obligations under capital lease payable in monthly installments of principal and interest commencing March 1999 of $586, maturing
       May 2001                                                               $ 6,538   $15,845

     Less imputed interest at 16.4%                                               772     3,045
     ------------------------------------------------------------------------------------------
                                                                                5,766    12,800

     Less current portion                                                       5,766     5,320

     ------------------------------------------------------------------------------------------
                                                                              $    --   $ 7,480
     ==========================================================================================

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

11.  GENERAL AND ADMINISTRATIVE EXPENSES:

     Details of general and administrative expenses are as follows:

     ===============================================================================
                                                      2000         1999         1998
     -------------------------------------------------------------------------------

     Office and administrative                  $  247,112   $  254,701   $  392,778
     Professional fees                             228,489       71,787       41,842
     Bad debts                                      59,674      141,582       29,134
     Balance of sales receivable written off        32,133      159,358      178,057
     Amount due from former subsidiary written off      --           --      145,300
     Rent                                           71,900       75,922       77,406
     Telephone and utilities                        52,749       68,455       71,994
     Auto and truck                                 42,776       38,131       33,553
     Product development costs                      27,533           --           --
     Insurance and taxes                            23,210       18,078       33,815
     Maintenance and supplies                       22,757       19,469       23,155

     -------------------------------------------------------------------------------
                                                $  808,333   $  847,483   $1,027,034
     ===============================================================================

12.  INCOME TAXES:

     (i) As at May 31, 2000, the Company and its subsidiaries had $1,389,000 of losses for federal income tax purposes and $409,000 for Quebec income tax purposes available to carry forward to reduce future years taxable income expiring as follows:

         ====================================================================
         Expiring                                 Federal              Quebec
         --------------------------------------------------------------------

         2003                               $     494,000        $          -
         2004                                     142,000                   -
         2005                                     113,000                   -
         2006                                     220,000                   -
         2007                                     420,000             409,000

         --------------------------------------------------------------------
                                            $   1,389,000        $    409,000
         ====================================================================

     (ii) The income tax recovery shown in the years 1999 and 1998 result from claiming losses for cash credits for Quebec purposes only, under a special provincial government program.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

12.  INCOME TAXES (CONTINUED):

     (iii) Details of deferred income tax (assets) and liabilities are as follows:

         =============================================================
                                                     2000         1999
         -------------------------------------------------------------

         Net operating losses carried forward   $(277,800)   $(193,800)

         Capital assets - differences between
           NET book value and undepreciated
           capital cost                             5,200       13,200

         -------------------------------------------------------------
         Net deferred tax asset                  (272,600)    (180,600)

         Less valuation allowance                 272,600      180,600

         -------------------------------------------------------------
         Net deferred income taxes              $      --    $      --
         =============================================================

         The valuation allowance increased by approximately $92,000 in 2000 due to the current year's operating loss.

13.  RELATED PARTY TRANSACTIONS:

     Included in the statement of operations are the following transactions with shareholders:

     =========================================================================
                                         2000            1999             1998
     -------------------------------------------------------------------------

     Interest on debentures         $  56,250       $  43,750        $  37,500
     =========================================================================

14.  COMMITMENTS:

     The Company has entered into operating leases for its premises and equipment with minimum annual rental payments as at May 31, 2000 approximately as follows:

     =========================================================================

     2001                                                            $  54,980
     2002                                                               32,590
     2003                                                               32,590
     2004                                                               13,600

     -------------------------------------------------------------------------

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

15.  CONTINGENT LIABILITIES:

     The Company is subject to a number of lawsuits as detailed below:

     (a) The Company has been sued by a former franchise holder for $571,704 for cancellation of a license agreement and damages. The Company has countersued for $714,488.

         The Company has also been named in a claim by a financial institution against the same former franchisee as a defendant in warranty. The amount claimed is $45,000.

         While management believes that in both cases the claims are very weak, the outcome or an estimate of loss, if any, cannot be determined at this time. No amounts have been provided for in the financial statements for these items.

     (b) The Company was sued by a former franchisee of a former subsidiary who is seeking to obtain from the Court to declare the transfer and sale to the Company of trademarks by the former subsidiary null and void, and to have the Company declared jointly and severally liable for a claim of the former franchisee against the former subsidiary.

         This action stems from a separate suit filed by the former franchisee against the former subsidiary, in the amount of $637,000 which suit was dismissed by the Superior Court of Quebec on May 19, 1998. The former franchisee has appealed the original judgment of the lower court and legal counsel for the former subsidiary does not expect a hearing date before February 2002. In the meantime, in the file against the Company, there is an agreement between the attorneys of the parties to await the outcome of the decision of the Court of Appeal in the original proceedings prior to pursuing this action. Counsel to the Company and to the former subsidiary is confident that the appeal will be dismissed in the original suit and therefore, the action against the Company will also be dismissed.

     (c) The Company has been sued by its former banker for repayment of a loan originally due in March 2003. The Company is disputing certain fees charged by the bank, has counter sued and ceased making monthly payments on the loan.

         The amount of the loan, including accrued interest, amounts to $82,223 at May 31, 2000 and is included in long-term debt.

16.  FINANCIAL INSTRUMENTS:

     (a) Fair value disclosures:

         Fair value estimates are made as of a specific point in time, using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

16.  FINANCIAL INSTRUMENTS (CONTINUED):

     (a) Fair value disclosures (continued):

         The Company has determined that the carrying value of its short-term financial assets and liabilities approximates their fair values as at May 31, 2000 because of the short-term maturity of those instruments.

         The carrying amounts of balance of sales receivable are reasonable estimates of their fair value.

         As a result of the Company's deteriorating credit quality due to its operating losses, its incremental borrowing rate at May 31, 2000 has increased substantially as evidenced by a loan bearing interest at 46.4%. The Company's pre-existing loans with interest ranging from 9% to 12.5% were entered into in preceding years. Accordingly, as a result of its high incremental borrowing rate, it is not practical to estimate fair value of the Company's long-term debt.

     (b) Credit risk:

         The Company's revenues are derived from its franchise operations. The Company regularly monitors its credit risk exposure to these customers and takes steps to mitigate the risk of loss. The Company does not have any concentration of credit risk with any of their customers.

     (c) Interest rate risk:

         The Company's balance of sales receivable are at fixed interest rates for fixed terms, minimizing exposure to interest rate fluctuations.

         The majority of the long-term debt is either non-interest bearing or at fixed rates, minimizing exposure to interest rate fluctuations.

         The Company also has short-term bank indebtedness which would expose the Company to interest rate risk through fluctuations in the prime interest rate.

17.  SUBSEQUENT EVENTS:

     (a) On November 20, 2000, the litigation referred to in note 15 (a) was settled by a cash payment of $6,000.

     (b) On January 29, 2001, PRS Sub VI, Inc. ("PRS"), a New Jersey corporation, the shareholders of which include certain of the shareholders of the Company, purchased all of the issued and outstanding common shares of the Company for a nominal cash payment, and the assumption of long-term debt of $1,034,276, the assumption of the Company's obligations

PIZZA DONINI INC.
Notes to Consolidated Financial Statements, Continued

Years ended May 31, 2000, 1999 and 1998
(expressed in Canadian dollars)

================================================================================

17.  SUBSEQUENT EVENTS (CONTINUED):

     (b) (continued):

         under a convertible subordinated debenture of US$500,000, of which US$50,000 was received by the Company on September 1, 2000, referred to in note 1 and the assumption of the Company's obligations under the consulting agreement also referred to in note 1.

         PRS assumed the long-term debt, owed to certain shareholders and related parties in exchange for debentures of PRS, that are convertible, at the option of the holders, into one common stock of PRS for each Canadian dollar of debt outstanding.

         PRS assumed the Company's obligations for the convertible subordinated debenture referred to in note 1 in consideration of a convertible debenture of PRS which, upon satisfaction of certain conditions, may be converted, at the option of the holder, into common stock of PRS representing an equity interest in PRS of 15% on a fully diluted basis.

         In respect of the consulting agreement referred to in note 1, and subject to certain conditions, the Consultant shall be entitled to receive as compensation for the investment of US$500,000 referred to above, common stock of PRS representing an equity interest of 2 1/2% on a fully diluted basis, and upon the successful completion of a private placement of US$1,500,000 in convertible debentures of PRS, would be entitled to receive an additional equity interest of 7.5% of shares of common stock of PRS on a fully diluted basis.

         As at January 29, 2001, the Company had received firm commitments for US$1,750,000 to be used by the Company for working capital and expansion of its operations.

DONINI INC.

Pro Forma Consolidated Balance Sheet
(Unaudited)

November 30, 2000
(Expressed in United States dollars)

===========================================================================

Assets

Current assets:
     Accounts receivable, less allowance for doubtful
       accounts of $68,670                                    $      92,763
     Current portion of balance of sales receivable                  77,634
     Inventories                                                     13,933
     Prepaid expenses                                                26,800
     Assets held for resale                                         138,409
---------------------------------------------------------------------------
                                                                    349,539

Balance of sales receivable                                         221,183

Capital assets                                                      226,220



---------------------------------------------------------------------------
                                                              $     796,942
===========================================================================

================================================================================

Liabilities and Stockholders' Deficit

Current liabilities:
     Bank indebtedness                                         $        23,950
     Accounts payable and accrued liabilities                          560,197
     Due to an employee, non-interest bearing and unsecured             25,774
     Current portion of long-term debt                                 653,009
------------------------------------------------------------------------------
                                                                     1,262,930

Long-term debt, including $670,625 due to shareholders
   and related parties                                                 736,530

Stockholders' deficit:
     Common stock, $0.001 par value:
         100,000,000 shares authorized,
           10,000,000 shares issued and outstanding                     10,000
     Contributed surplus                                               925,226
     Deficit                                                        (2,266,239)
     Cumulative currency translation adjustment                        128,495
------------------------------------------------------------------------------
                                                                    (1,202,518)

------------------------------------------------------------------------------
                                                               $       796,942
==============================================================================

See accompanying note to unaudited pro forma consolidated balance sheet

DONINI INC.

Note to Pro Forma Consolidated Balance Sheet
(Unaudited)

November 30, 2000

================================================================================

RECAPITALIZATION:

On January 18, 2001, as the first step in a corporate reorganization, certain shareholders of Pizza Donini Inc., a Canadian company, purchased 82% of the issued and outstanding common stock of PRS Sub VI, a New Jersey Corporation and changed its name to Donini Inc. (the "Company"). The Company at that time was an inactive publicly held company with no substantial assets or equity. On January 29, 2001, the Company purchased all of the issued and outstanding common shares of Pizza Donini Inc. for a nominal cash payment and the assumption of long-term debt of CDN$1,034,276, the assumption of the obligations under a convertible subordinated debenture of US$500,000 and the assumption of the obligations under a consulting agreement referred to in note 1 to the audited consolidated financial statements of Pizza Donini Inc. for the year ended May 31, 2000.

Pizza Donini Inc. is considered the purchaser and continuing entity in these transactions and the accounting values of its shareholders' equity have been ascribed to the Company.

The functional currency of Pizza Donini Inc. is Canadian dollars and its reporting currency is United States dollars. Its assets and liabilities have been translated into United States dollars using the exchange rate prevailing at the balance sheet date. The resulting currency translation adjustment is accumulated and reported as a separate component of stockholders' equity.